Exhibit 99.1

Investor and Media Relations:	Jeffrey W. Parker Jonathan Freedman
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results
for the Fourth Quarter and Full Year 2018

Company Reports EPS of $(2.88), Economic EPS of $3.53 for Fourth Quarter;
EPS of $4.52, Economic EPS of $14.50 for Full Year 2018

WEST PALM BEACH, FL, February 4, 2019 - Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2018. AMG’s GAAP results include a non-cash expense of $240 million, reflecting the reduction of carrying value in an investment the Company made in a non-U.S. alternative manager in 2015.

For the fourth quarter of 2018, diluted earnings per share were $(2.88), compared to $5.50 for the same period of 2017, and Economic earnings per share (“Economic EPS”) were $3.53, compared to $4.68 for the same period of 2017. For the fourth quarter of 2018, Net income (controlling interest) was $(151.3) million, compared to $315.4 million for the same period of 2017. For the fourth quarter of 2018, Economic net income was $185.8 million, compared to $261.3 million for the same period of 2017. For the fourth quarter of 2018, Adjusted EBITDA was $191.3 million, compared to $361.3 million for the same period of 2017. For the fourth quarter of 2018, Consolidated revenue was $564.4 million, compared to $604.1 million for the same period of 2017. For the fourth quarter of 2018, Aggregate fees (an operating measure comprising the total asset- and performance-based fees of all Affiliates) were $1.2 billion, compared to $1.7 billion for the same period of 2017. (Economic EPS, Economic net income, and Adjusted EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

For the year ended December 31, 2018, Net income (controlling interest) was $243.6 million, compared to $689.5 million for the same period of 2017. For the year ended December 31, 2018, Economic net income was $780.7 million, compared to $824.4 million for the same period of 2017. For the year ended December 31, 2018, Adjusted EBITDA was $961.8 million, compared to $1,116.2 million for the same period of 2017. For the year ended December 31, 2018, Consolidated revenue was $2.4 billion, compared to $2.3 billion for the same period of 2017. For the year ended December 31, 2018, Aggregate fees were $5.4 billion, compared to $5.5 billion for the same period of 2017.

Net client cash flows for the fourth quarter of 2018 were $(15.8) billion. AMG’s aggregate assets under management were $736 billion at December 31, 2018.

The Company also announced a first-quarter cash dividend of $0.32 per common share, representing an increase of approximately 7% over the prior level, payable March 1, 2019 to stockholders of record as of the close of business on February 14, 2019. In addition, AMG’s Board of Directors increased the Company’s share repurchase authorization to a total of five million shares. During the fourth quarter of 2018, AMG repurchased approximately $75.5 million in stock, and for the full year ended December 31, 2018, a total of approximately $489.5 million.

“Against the backdrop of significant declines across most asset classes for both the fourth quarter and full-year 2018, AMG generated Economic earnings per share of $3.53 for the quarter, and $14.50 for the year. Earnings results for the fourth quarter reflected lower performance fees, negative markets, and one-time items,” stated Nathaniel Dalton, Chief Executive Officer of AMG. “While industry-wide risk aversion as well as anticipated seasonal redemptions affected our net client cash flows for the quarter, we see meaningfully improving flow results already in 2019. Heightened market volatility continues to provide favorable conditions for the best active managers to distinguish themselves, and with a diverse array of independently managed, distinctive return streams, our Affiliates are well-positioned to benefit.”

Mr. Dalton concluded, “We continue to actively position our business to execute on AMG’s unique opportunity set. With our financial flexibility and our 25-year track record as the partner of choice to leading independent firms, we are able to focus on the highest growth opportunities within our existing Affiliates while also investing in excellent new Affiliates and remaining committed to disciplined capital allocation. We are confident in our ability to generate strong earnings growth and create long-term shareholder value.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new Affiliates and additional investments in existing Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. As of December 31, 2018, AMG’s aggregate assets under management were approximately $736 billion in more than 500 investment products across a broad range of active, return-oriented strategies. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “positioned,” “prospects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. We have presented certain non-GAAP and operating performance measures in this press release, which are provided in addition to, but not as substitutes for, GAAP measures of performance. Additional information is provided in the attached tables.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

A teleconference will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 8:15 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13686427. The live call and replay of the session, and a presentation highlighting the Company's performance can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

Financial Tables Follow

AMG
Performance Measures
(in millions, except as noted and per share data)

	Three Months Ended 12/31/17	Three Months Ended 12/31/18

Operating Performance Measures
Assets under management (at period end, in billions) (A)	$836.3	$736.0
Average assets under management (in billions) (A)	$819.8	$776.0
Aggregate fees (B)	$1,685.1	$1,231.6

Financial Performance Measures
Net income (loss) (controlling interest)	$315.4	$(151.3)
Average shares outstanding (diluted)	58.0	52.5
Earnings (loss) per share (diluted)	$5.50	$(2.88)

Supplemental Performance Measures
Adjusted EBITDA (controlling interest) (C)	$361.3	$191.3
Economic net income (controlling interest) (D)	$261.3	$185.8
Average shares outstanding (adjusted diluted) (E)	55.8	52.7
Economic earnings per share (E)	$4.68	$3.53

	Year Ended 12/31/17	Year Ended 12/31/18

Operating Performance Measures
Assets under management (at period end, in billions) (A)	$836.3	$736.0
Average assets under management (in billions) (A)	$779.2	$819.9
Aggregate fees (B)	$5,545.8	$5,442.4

Financial Performance Measures
Net income (controlling interest)	$689.5	$243.6
Average shares outstanding (diluted)	58.6	53.8
Earnings per share (diluted)	$12.03	$4.52

Supplemental Performance Measures
Adjusted EBITDA (controlling interest) (C)	$1,116.2	$961.8
Economic net income (controlling interest) (D)	$824.4	$780.7
Average shares outstanding (adjusted diluted) (E)	56.4	53.8
Economic earnings per share (E)	$14.60	$14.50

AMG
Assets Under Management by Strategy
(in billions)
Statement of Changes — Quarter to Date

	Alternatives	Global Equities	U.S. Equities	Multi-asset & Other	Total

Assets under management, September 30, 2018	$321.9	$284.0	$119.6	$104.1	$829.6
Client cash inflows and commitments	10.6	10.2	4.5	4.6	29.9
Client cash outflows	(20.1)	(13.2)	(8.4)	(4.0)	(45.7)
Net client cash flows	(9.5)	(3.0)	(3.9)	0.6	(15.8)
Market changes	(13.9)	(33.6)	(17.3)	(2.7)	(67.5)
Foreign exchange	(1.1)	(2.6)	(0.3)	(0.8)	(4.8)
Realizations and distributions (net)	(1.8)	(0.2)	(0.5)	—	(2.5)
Other (F)	(2.1)	(0.8)	—	(0.1)	(3.0)
Assets under management, December 31, 2018	$293.5	$243.8	$97.6	$101.1	$736.0

Statement of Changes — Year to Date

	Alternatives	Global Equities	U.S. Equities	Multi-asset & Other	Total

Assets under management, December 31, 2017	$324.0	$293.4	$116.1	$102.8	$836.3
Client cash inflows and commitments	55.1	44.1	18.8	18.1	136.1
Client cash outflows	(51.9)	(52.0)	(27.8)	(16.9)	(148.6)
Net client cash flows	3.2	(7.9)	(9.0)	1.2	(12.5)
Market changes	(18.1)	(34.0)	(7.5)	(1.2)	(60.8)
Foreign exchange	(2.9)	(5.8)	(0.4)	(1.5)	(10.6)
Realizations and distributions (net)	(8.1)	(0.5)	(0.5)	(0.1)	(9.2)
Other (F)	(4.6)	(1.4)	(1.1)	(0.1)	(7.2)
Assets under management, December 31, 2018	$293.5	$243.8	$97.6	$101.1	$736.0

AMG
Assets Under Management by Client Type
(in billions)
Statement of Changes — Quarter to Date

	Institutional	Retail	High Net Worth	Total

Assets under management, September 30, 2018	$482.4	$229.6	$117.6	$829.6
Client cash inflows and commitments	13.2	13.0	3.7	29.9
Client cash outflows	(18.8)	(21.8)	(5.1)	(45.7)
Net client cash flows	(5.6)	(8.8)	(1.4)	(15.8)
Market changes	(36.5)	(23.0)	(8.0)	(67.5)
Foreign exchange	(2.8)	(1.5)	(0.5)	(4.8)
Realizations and distributions (net)	(1.7)	(0.8)	—	(2.5)
Other (F)	(2.9)	(0.1)	—	(3.0)
Assets under management, December 31, 2018	$432.9	$195.4	$107.7	$736.0

Statement of Changes — Year to Date

	Institutional	Retail	High Net Worth	Total

Assets under management, December 31, 2017	$488.6	$232.7	$115.0	$836.3
Client cash inflows and commitments	63.4	56.2	16.5	136.1
Client cash outflows	(64.1)	(66.9)	(17.6)	(148.6)
Net client cash flows	(0.7)	(10.7)	(1.1)	(12.5)
Market changes	(34.1)	(22.0)	(4.7)	(60.8)
Foreign exchange	(5.8)	(4.0)	(0.8)	(10.6)
Realizations and distributions (net)	(7.9)	(0.9)	(0.4)	(9.2)
Other (F)	(7.2)	0.3	(0.3)	(7.2)
Assets under management, December 31, 2018	$432.9	$195.4	$107.7	$736.0

AMG
Reconciliations of Supplemental Performance Measures
(in millions, except per share data)

	Three Months Ended 12/31/17	Three Months Ended 12/31/18

Net income (loss) (controlling interest)	$315.4	$(151.3)
Intangible amortization and impairments (G)	143.9	288.0
Intangible-related deferred taxes	(12.9)	49.6
Other economic items (H)	9.0	(0.5)
Changes in U.S. tax law (I)	(194.1)	—
Economic net income (controlling interest) (D)	$261.3	$185.8

Average shares outstanding (adjusted diluted) (E)	55.8	52.7
Economic earnings per share (E)	$4.68	$3.53

Net income (loss) (controlling interest)	$315.4	$(151.3)
Interest expense	20.2	18.1
Income taxes	(132.1)	30.7
Intangible amortization and impairments	143.9	288.0
Other items (J)	13.9	5.8
Adjusted EBITDA (controlling interest) (C)	$361.3	$191.3

	Year Ended 12/31/17	Year Ended 12/31/18

Net income (controlling interest)	$689.5	$243.6
Intangible amortization and impairments (G)	265.4	454.9
Intangible-related deferred taxes	48.8	79.7
Other economic items (H)	14.8	2.5
Changes in U.S. tax law (I)	(194.1)	—
Economic net income (controlling interest) (D)	$824.4	$780.7

Average shares outstanding (adjusted diluted) (E)	56.4	53.8
Economic earnings per share (E)	$14.60	$14.50

Net income (controlling interest)	$689.5	$243.6
Interest expense	87.8	80.6
Income taxes	50.4	169.4
Intangible amortization and impairments	265.4	454.9
Other items (J)	23.1	13.3
Adjusted EBITDA (controlling interest) (C)	$1,116.2	$961.8

AMG
Consolidated Statements of Income
(in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018

Consolidated revenue	$604.1	$564.4	$2,305.0	$2,378.4

Consolidated expenses:
Compensation and related expenses	256.1	225.8	979.0	987.2
Selling, general and administrative	103.5	103.3	373.1	417.7
Intangible amortization and impairments	21.2	38.3	86.4	114.8
Interest expense	20.2	18.1	87.8	80.6
Depreciation and other amortization	5.4	5.5	20.3	22.0
Other expenses (net)	22.1	36.3	58.0	69.7
Total consolidated expenses	428.5	427.3	1,604.6	1,692.0

Equity method income (loss) (net) (G)	70.6	(191.4)	302.2	(0.2)

Investment and other income (loss)	17.8	(9.3)	64.5	27.4
Income (loss) before income taxes	264.0	(63.6)	1,067.1	713.6

Income tax (benefit) expense (I)	(129.8)	35.2	58.4	181.3
Net income (loss)	393.8	(98.8)	1,008.7	532.3

Net income (non-controlling interests)	(78.4)	(52.5)	(319.2)	(288.7)
Net income (loss) (controlling interest)	$315.4	$(151.3)	$689.5	$243.6

Average shares outstanding (basic)	55.4	52.5	56.0	53.6
Average shares outstanding (diluted)	58.0	52.5	58.6	53.8

Earnings (loss) per share (basic)	$5.69	$(2.88)	$12.30	$4.55
Earnings (loss) per share (diluted)	$5.50	$(2.88)	$12.03	$4.52
Dividends per share	$0.20	$0.30	$0.80	$1.20

AMG
Consolidated Balance Sheets
(in millions)

	December 31, 2017	December 31, 2018
Assets
Cash and cash equivalents	$439.5	$565.5
Receivables	433.8	400.6
Goodwill	2,662.5	2,633.4
Acquired client relationships (net)	1,449.7	1,309.9
Equity method investments in Affiliates (net)	3,304.7	2,791.0
Fixed assets (net)	111.0	104.3
Investments and other assets	300.9	414.4
Total assets	$8,702.1	$8,219.1

Liabilities and Equity
Payables and accrued liabilities	$807.2	$746.6
Senior debt	1,550.3	1,522.2
Convertible securities	304.4	307.4
Deferred income tax liability (net)	467.4	511.6
Other liabilities	182.4	162.7
Total liabilities	3,311.7	3,250.5

Redeemable non-controlling interests (K)	811.9	833.7
Equity:
Common stock	0.6	0.6
Additional paid-in capital	808.6	835.6
Accumulated other comprehensive loss	(21.8)	(109.0)
Retained earnings	3,698.5	3,876.8
	4,485.9	4,604.0
Less: treasury stock, at cost	(663.7)	(1,146.6)
Total stockholders’ equity	3,822.2	3,457.4
Non-controlling interests	756.3	677.5
Total equity	4,578.5	4,134.9
Total liabilities and equity	$8,702.1	$8,219.1

AMG
Notes
(in millions)

(A)
Assets under management is presented on a current basis without regard to the timing of the inclusion of an Affiliate’s results in our operating performance measures and Consolidated Financial Statements. Average assets under management provides a more meaningful relationship to our operating performance measures and financial results as it reflects both the particular billing patterns of Affiliate sponsored products and client accounts and corresponds with the timing of the inclusion of an Affiliate’s results in our operating performance measures and Consolidated Financial Statements. For certain of our equity method Affiliates, we report aggregate fees and the Affiliate's financial results in our Consolidated Financial Statements one quarter in arrears.

(B)
Aggregate fees consists of the total asset- and performance-based fees earned by all of our Affiliates. Aggregate fees is an operating measure used by management to evaluate the operating performance and material trends across our entire business. Aggregate fees is provided in addition to, but not as a substitute for, our GAAP performance measures.

(C)
Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation, amortization, impairments, and adjustments to our contingent payment arrangements. We believe that many investors use this measure when assessing the financial performance of companies in the investment management industry. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or other GAAP performance measures.

(D)
Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses. For the three months and year ended December 31, 2017, we excluded from Economic net income (controlling interest) a one-time benefit from changes in U.S. tax law, as more fully described in Note I. We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents our performance before our share of non-cash expenses relating to the acquisition of interests in Affiliates, and it is therefore employed as our principal performance measure. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or other GAAP performance measures.

We add back intangible amortization and impairments attributable to intangible assets (including goodwill) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders. We excluded the one-time impact of the changes in U.S. tax law to ensure comparability with prior and future periods.

(E)
Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Earnings per share (diluted) or other GAAP performance measures.

AMG
Notes (continued)
(in millions)

The following table provides a reconciliation of Average shares outstanding (adjusted diluted):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018
Average shares outstanding (diluted)	58.0	52.5	58.6	53.8
Stock options and restricted stock units	—	0.2	—	—
Convertible securities	(2.2)	—	(2.2)	—
Average shares outstanding (adjusted diluted)	55.8	52.7	56.4	53.8

(F)	Other primarily includes the assets under management attributable to Affiliate product transitions and transfers of our interests in Affiliates.

(G)
For the three months ended June 30, 2018, we recorded a $33.3 non-cash expense to reduce the carrying value of one of our U.S. alternative managers accounted for under the equity method. For the three months ended December 31, 2018, we recorded a $240.0 non-cash expense to reduce the carrying value of one of our non-U.S. alternative managers accounted for under the equity method.

(H)
For the three months and year ended December 31, 2017, Other economic items are net of income tax expense of $4.4 and $5.8, respectively. For the three months and year ended December 31, 2018, the income tax effects of Other economic items were not significant.

(I)
Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests. For the three months and year ended December 31, 2017, tax attributable to the controlling interest includes a one-time net benefit of $194.1 from the changes in U.S. tax law enacted on December 22, 2017, primarily from the re-measurement of our deferred tax liabilities associated with our intangible assets and convertible securities.

The following table summarizes our consolidated tax provision:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2018	2017	2018
Taxes attributable to controlling interest	$(132.1)	$30.7	$50.4	$169.4
Taxes attributable to non-controlling interests	2.3	4.5	8.0	11.9
Total income taxes	$(129.8)	$35.2	$58.4	$181.3

Income (loss) before taxes (controlling interests)	$183.3	$(120.6)	$739.9	$413.0

Effective tax rate (controlling interest)	-72.1%	-25.4%	6.8%	41.0%

(J)	Other items include depreciation and adjustments to contingent payment arrangements.

(K)
As of December 31, 2017 and 2018, Redeemable non-controlling interests includes Affiliate sponsored consolidated products predominantly attributable to third party investors of $39.4 and $91.0, respectively.